UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2006

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review

On March 21, 2006, management and the Audit Committee of Calgon Carbon Corporation (the “Company”) determined that the Unaudited Condensed Financial Statements for the fiscal quarters ended March 31, 2005; June 30, 2005; and September 30, 2005 that have been included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2005; August 9, 2005; and November 8, 2005 contained errors and should not be relied upon. The Company’s management and Audit Committee discussed this conclusion with the Company’s independent registered accounting firm, Deloitte & Touche LLP.

The Company determined that it failed to record invoices for professional services in a timely manner totaling $0.6 million for the quarter ended March 30, 2005; $0.5 million for the quarter ended June 30, 2005; and $0.3 million for the quarter ended September 30, 2005.

The Company intends to file amendments to the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005; June 30, 2005; and September 30, 2005 to reflect the restated financial information for such periods, as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)
Date: March 27, 2006

	By	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer